UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2011
Date of Report (Date of earliest event reported)

SPRING CREEK HEALTHCARE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	814-00783	98-0496750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24 th Floor New York, NY	10005

(Address of principal executive offices)	(Zip Code)

646-896-3050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations Item 1.01 Entry into a Material Definitive Agreement. Item 3.02 Unregistered Sales of Equity Securities

On March 11, 2011, the Registrant approved a ten-year licensing agreement with M-Solo International, Inc.,(the “licensor”), whereby the Registrant licensed the right to market the ReVersital® family of microdermabrasion products and all of its proprietary line extensions.   The license is exclusive for the United States mass consumer market.  The licensor received as consideration for the license 300,000 shares of the Registrant’s common stock; a 49% interest in a subsidiary of the Registrant which will hold the marketing rights to any products developed utilizing the license and a royalty of 5 % of net sales. The shares are to be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, as a transaction not involving a public offering.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description
10.1	Licensing Agreement dated March 8, 2011 between M-Solo International, Inc. and Spring Creek Healthcare Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING CREEK HEALTHCARE SYSTEMS, INC.
Date: April 4, 2011
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer